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                                                                    EXHIBIT 1.1
                                WARRANT AGREEMENT

    WARRANT AGREEMENT, dated as of _______________, 1996, between AmVestors Financial Corporation, a Kansas corporation (the "Company"), and Boatmen's Trust Company, a Missouri corporation, warrant agent (the "Warrant Agent").


                                    RECITALS

    A. In connection with the merger of Financial Benefit Group, Inc., a Delaware corporation ("FBG"), with and into AmVestors Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Merger Subsidiary"), the Company, FBG and the Merger Subsidiary have entered into the Agreement and Plan of Merger, dated as of September 8, 1995, as amended (the "Merger Agreement").

    B. Pursuant to Section 1.2(e) of the Merger Agreement, the Company proposes to issue, as part of the merger consideration, a new issue of warrants (the "Warrants"), entitling the holders thereof to purchase shares (the "Warrant Shares") of common stock, no par value, of the Company (the "Common Stock") and which Warrants shall be governed by the terms and provisions of this Warrant Agreement.

    C. The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, registration of transfer, replacement and exchange of warrant certificates and the exercise of Warrants.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:


                                   AGREEMENTS

Section 1.  Appointment of Warrant Agent

    The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth herein, and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.


Section 2.  Amount Issued

    Subject to the provisions of this Warrant Agreement, ___________ Warrants to purchase up to an aggregate of _______________ Warrant Shares may be issued and delivered by the Company hereunder. The Warrants issued hereunder shall be deemed to have been issued on the Closing Date (as defined in the Merger Agreement).


Section 3.  Purchase Price; Form of Warrant Certificate

    3.1 The certificates evidencing the Warrants (the "Warrant Certificates") (and the forms of election to purchase Warrant Shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit A hereto and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements
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printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of The Nasdaq Stock Market or any national stock exchange on which the Warrants may from time to time be listed. The Warrant Certificates shall be dated as of the Closing Date, upon initial issuance by the Company, and thereafter, upon transfer or exchange, as of the date of countersignature thereof by the Warrant Agent.

    3.2 Each Warrant shall entitle the holder thereof to purchase one share of Common Stock upon the exercise thereof at the applicable Exercise Price (as defined in Section 6 hereof) subject to adjustment as provided in Section 13 hereof; provided, however, that, as discussed in Section 13(f) herein, the Warrants are exercisable only for whole shares and no fractional shares will be issued. Each Warrant Certificate shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future president of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

    3.3 The term "Common Stock" shall mean the aforementioned Common Stock, together with any other securities or property that may be issued by the Company in connection therewith or in substitution therefor, as provided herein.


Section 4.  Registration and Countersignature

    4.1 The Warrant Agent shall maintain books for the registration, and registration of transfer, of the Warrant Certificates. The Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Certificates shall be so countersigned, however, by the Warrant Agent and shall be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at time of such countersignature or delivery.

    4.2 Prior to due presentment for registration or transfer of the Warrant Certificates, the Company and the Warrant Agent shall deem and treat the registered holder thereof as the absolute owner of Warrants (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof and for all other purposes and no transfer or exchange will be effective unless made in accordance with Sections 10 and 11 herein and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


Section 5.  Registration of Transfers and Exchanges

    The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof to the Company or to the Warrant Agent accompanied (if so required by the Company or the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the registered holder or by a duly authorized representative or attorney, such signature to be guaranteed by an eligible guarantee institution with a membership in an approved Medallion
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Signature Guarantee Program, which institution may be a commercial bank, trust company or savings association having an office in the United States, a broker or dealer that is a member of the National Association of Securities Dealers, Inc. or a member of a national securities exchange (any such entity, as further defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, an "Eligible Institution"). In all cases of written requests pursuant to Sections 5 or 6 hereof by an attorney, the original power of attorney, duly approved, or copy thereof, duly certified and satisfactory to the Warrant Agent, shall be deposited and remain with the Warrant Agent. In the case of written request by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority satisfactory to the Warrant Agent shall be produced and deposited with the Warrant Agent. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Warrant Certificates so cancelled shall be delivered by the Warrant Agent to the Company from time to time or otherwise disposed of by the Warrant Agent in a manner satisfactory to the Company. Warrant Certificates may be exchanged at the option of the holder thereof when surrendered at the principal office of the Warrant Agent in St. Louis or the principal office of the Company in Topeka (in such event the Company shall forward the Warrant Certificates surrendered and the instruments of transfer to the Warrant Agent) for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate the number of Warrants evidenced by the Warrant Certificate or Warrant Certificates so surrendered. The Warrant Agent shall countersign and deliver, in accordance with the provisions of this Section 5 and of Section 4 hereof, the new Warrant Certificate or Warrant Certificates required pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.


Section 6.  Duration and Exercise of Warrants

    6.1 (a) The Warrants may be exercised at any time or from time to time after the date hereof and will expire at 5:00 p.m., Central Standard time, on ________, 2002 (the "Expiration Date"), at which time all rights evidenced by the Warrants shall cease and the Warrants shall become void.

         (b) Subject to the provisions of this Warrant Agreement, the registered holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such registered holder) the number of fully paid and nonassessable Warrant Shares set forth on such holder's Warrant Certificate (or such number of Warrant Shares as may result from adjustments made from time to time as provided in this Warrant Agreement), at the price of $_____ per Warrant Share in lawful money of the United States of America (such exercise price per Warrant Shares, as adjusted from time to time as provided herein, being referred to herein as the "Exercise Price"), upon (i) surrender of the Warrant Certificate to the Company at the principal office of the Warrant Agent in St. Louis or the principal office of the Company in Topeka with the exercise form on the reverse thereof duly completed and signed by the registered holder or holders thereof or by a duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by an Eligible Institution if the Warrant Shares are to be issued to a person other than the registered holder of the Warrants and (ii) payment, in lawful money of the United States of America and in accordance with Section 6.2 hereof, of the Exercise Price for the Warrant Share or Warrant Shares in respect of which such Warrant is exercised. Upon surrender of a Warrant Certificate, and payment of the Exercise Price, the Company shall issue and
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cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of Warrant Shares so purchased upon the exercise of such Warrants, together with cash in respect of any fraction of a Warrant Share issuable upon such surrender. As set forth in Section 13(d), no adjustment shall be made for certain cash dividends paid or payable on Warrant Shares issuable upon exercise of a Warrant.

         (c) Each person in whose name any certificate for Warrant Shares is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such Warrant Shares on, and such certificate shall be dated, the next succeeding business day on which the Common Stock transfer books of the Company are open.

      6.2 The Exercise Price payable upon exercise of Warrants may be paid by money order or bank draft. Subject to Section 7 hereof, upon surrender of a Warrant Certificate and payment of the Exercise Price (and if the Exercise Price is paid by check other than an official bank draft, upon collection of the proceeds of such check), the Company shall issue and cause to be registered, countersigned and delivered to or upon the written order of the registered holder of such Warrant and in such name or names as may duly be designated, a certificate for the Warrant Shares being issued pursuant to the Warrant then being exercised (as adjusted as provided in Section 13 hereof). Such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such share or shares of Common Stock, as of the date of surrender of such Warrant Certificate and payment of the Exercise Price; provided, however, that if, at the date of surrender of such Warrant Certificate and payment of such Exercise Price, the transfer books for the Common Stock shall be closed, the certificate for such share or shares of Common Stock shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such share or shares.

    6.3 In the event that less than all the Warrants represented by a Warrant Certificate are exercised by the registered holder thereof or a duly authorized representative before 5:00 p.m., Central Standard time, on the Expiration Date, a new Warrant Certificate will be issued for the remaining number of Warrants exercisable pursuant to the Warrant Certificate so surrendered, and the Warrant Agent shall countersign and deliver the required new Warrant Certificate pursuant to the provisions of this Section 6 and of Section 4 hereof and the Company, whenever required by the Warrant Agent, shall deliver to the Warrant Agent a Warrant Certificate duly executed on behalf of the Company for such purpose.

    6.4 The number of shares of Common Stock to be received upon exercise of a Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.



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Section 7.  Payment of Taxes

    The Company shall pay all documentary stamp and transfer taxes attributable to the original issuance of the Warrants and of the shares of Common Stock upon the exercise of Warrants; provided, however, that the Company shall not be required to (a) pay any tax which may be payable in respect of any transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant Certificate upon the exercise of a Warrant or (b) issue or deliver any certificate for shares of Common Stock upon the exercise of any Warrants until any such tax required to be paid under clause (a) shall have been paid, all such tax being payable by the holder of such Warrant at the time of surrender.


Section 8.  Mutilated or Missing Warrant Certificates

    In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, upon cancellation of the mutilated, lost, stolen or destroyed Warrant Certificate, the Company shall issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for the mutilated, lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and evidencing the number of shares of Common Stock purchasable upon exercise of the Warrant Certificate so mutilated, lost, stolen or destroyed, but only upon receipt of evidence satisfactory to the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and an indemnity, if requested, also satisfactory to it. Applicants for any such substitute Warrant Certificate shall also comply with such other reasonable requirements and pay such other reasonable charges as the Company or the Warrant Agent may prescribe, including the posting of a customary bond. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly mutilated, lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone.


Section 9.  Reservation of Shares; Stock Certificates

    The Company covenants and agrees that it shall at all times reserve or cause to be reserved for issuance and delivery upon exercise of the Warrants, a sufficient number of shares of Common Stock or other securities of the Company from time to time issuable upon exercise of the Warrants. The Company covenants and agrees that it shall take all such action as may be necessary to ensure that all such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights. The Company will keep a copy of this Warrant Agreement on file with its transfer agent, Boatmen's Trust Company, or any successor thereto (the "Transfer Agent"). The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent certificates issuable upon exercise of outstanding Warrants. The Company will supply such Transfer Agent with duly executed certificates for such purpose. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company or otherwise disposed of in a manner satisfactory to the Company. Unless all Warrants shall have been exercised prior to 5:00 p.m. Central Standard time, on the Expiration Date, the Warrant Agent shall certify to the Company, as of the close of business on the Expiration Date, the total aggregate amount of Warrants then outstanding, and
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thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants.


Section 10.  Transfer and Registration of Warrants and Warrant Shares

    10.1 The Warrants and the Warrant Shares, and any interest in either, may be sold, assigned, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, only in accordance with Section 11 hereof and in compliance with applicable United States federal and state securities laws and the terms and conditions hereof.

    10.2 The Warrants have been registered under the Securities Exchange Act of 1934, as amended, pursuant to a registration statement on Form 8-A (Registration No. [___________]) which was declared effective by the Securities and Exchange Commission (the "SEC") on [_____________], 1996. The Company will use its best efforts to keep such registration statement in effect in accordance with applicable federal securities laws through the Expiration Date or until such earlier time as no Warrants remain outstanding. The Company covenants and agrees:

         (a) to prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective in accordance with applicable federal securities laws through the Expiration Date;

         (b) as expeditiously as possible, to register or qualify the Warrants, and to register or qualify the Warrant Shares, under the securities or Blue Sky laws of each jurisdiction in which such registration or qualification is necessary; and

         (c) to pay all expenses incurred by the Company in complying with this
Section 10.2, including, without limitation, (i) all registration and filing fees, (ii) all printing expenses, (iii) all fees and disbursements of counsel and independent public accountants for the Company, (iv) all Blue Sky fees and expenses (including fees and expenses of counsel in connection with any Blue Sky surveys), and the entire expense of any special audits incident to or required by any such registration.


Section 11.  Exchange, Transfer or Assignment of Warrants

    11.1 The Warrants may be exchanged or transferred, at the option of the holder, upon presentation and surrender of Warrant Certificates to the Warrant Agent or to the Company, for other Warrant Certificates of different denominations, entitling the holder or holders thereof to purchase in the aggregate the same number of Warrant Shares. Subject to the preceding sentence, a Warrant Certificate may be divided or combined with other Warrant Certificates that carry the same rights upon presentation thereof at the office of the Warrant Agent or the Company, together with written notice specifying the names and denominations in which new Warrant Certificates are to be issued and signed by the holder thereof.

    11.2 The Warrants may be assigned or transferred, at the option of the holder, upon surrender of Warrant Certificates to the Warrant Agent, with the Warrant Assignment Form contained therein duly executed and accompanied by funds sufficient to pay any transfer tax. The Warrant Agent shall execute and deliver a new Warrant Certificate or Certificates in the name of the assignee or assignees named in such instrument of assignment and, if the holder's entire interest in the Warrants is not being transferred or assigned, in the name of the holder, and the Warrant Certificate surrendered shall promptly be cancelled.

    11.3 Any transfer, exchange or assignment of the Warrants shall be without charge (other than the cost of any transfer tax to be paid by holder pursuant to Section 7 hereof) to the holder and any new Warrant Certificates issued pursuant to this Section 11 shall be dated the state such new Warrant Certificate is issued.


Section 12.  Rights of Warrant Holder

    The holder of any Warrant shall not, by virtue thereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the holder are limited to those expressed in this Warrant Agreement.


Section 13.  Antidilution Provisions

    The Exercise Price and the number of Warrant Shares that may be purchased upon the exercise of a Warrant and the number of Warrants outstanding will be subject to change or adjustment as follows:

         (a) Stock Dividends, Stock Splits and Reverse Stock Splits and Combinations. If at any time after the date of the issuance of the Warrants and before 5:00 p.m., Central Standard time, on the Expiration Date, (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of capital stock of the Company or (ii) the number of shares of Common Stock shall have been increased by a subdivision or stock split of shares of Common Stock or decreased by a reverse stock split or combination of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision, stock split, reverse stock split or combination, as the case may be, the number of Warrant Shares to be delivered upon exercise of any Warrant will be appropriately increased or decreased, as the case may be, so that each holder of a Warrant thereafter will be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive immediately following such action had the Warrant been exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted. The time of occurrence of any event giving rise to an adjustment made pursuant to this Section 13(a) shall, in the case of a subdivision, stock split, reverse stock split or combination, be the effective date thereof and shall, in the case of a dividend or distribution, be the record date thereof.

         (b) Reorganization, Reclassification, Etc. If any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other corporation or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other entity (including any individual, partnership, joint venture, corporation, trust or group thereof), shall be effected in such a way that the holders of the Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, upon exercise of the Warrants in accordance with the terms of this Warrant Agreement and the Warrant Certificates, each holder shall have the right to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such holder would have owned or would have been entitled to receive upon exercise of the Warrants had the Warrants been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 13.

         (c) Issuance. If at any time after the date of issuance of the Warrants and before 5:00 p.m., Central Standard time, on the Expiration Date the Company shall (i) issue any shares of Common Stock (other than shares issued upon exercise of the Warrants or shares of Common Stock that may be issued pursuant to any option, rights or warrants outstanding as of the date hereof) without consideration or at a price per share less than the Closing Price (as defined in Section 13(f) hereof) immediately prior to such issuance, or (ii) issue options, rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the Closing Price immediately prior to such issuance, the Exercise Price to be in effect after the date of such issuance shall be determined by multiplying the Exercise Price in effect immediately prior to such distribution or issuance by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be issued or to be offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Closing Price and (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of additional shares of Common Stock to be issued or to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that the provisions of this subsection (c) shall not apply to any issuance of Common Stock upon exercise of any Warrants. There shall be added to such subscription price and included in the amount thereof for the purpose of making the above calculation the price paid to the Company for any rights or warrants to subscribe for or purchase, or for any securities convertible into, Common Stock which are exercised or converted in connection with an issuance of Common Stock under this subsection (c). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Company. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation. An adjustment made pursuant to this Section 13(c) shall become effective retroactively to the time immediately after the date such issuance is fixed (which date of issuance shall be the record date if a record date therefor is fixed).

         (d) Distributions. If at any time after the date of issuance of the Warrants and before 5:00 p.m., Central Standard time, on the Expiration Date the Company shall, to or for the account or benefit of the holders of the outstanding shares of Common Stock, make any distribution, payment or transfer of any asset, property or security (but excluding those described in Section 13(a) or (b) hereof and any cash distributions made as a dividend which in any fiscal year in the aggregate are less than net earnings from continuing operations for the previous fiscal year or dividends which are consistent with past practice) of the Company or any of its subsidiaries, and thereafter, successively upon each such distribution or issuance, the Exercise Price in effect immediately prior to such distribution or issuance shall forthwith be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to such distribution or issuance by a fraction (i) the numerator of which shall be the Closing Price per share of Common Stock at the record date for the determination of shareholders entitled to receive such distribution or issuance, less the then fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of such distribution applicable to one share of Common Stock and (ii) the denominator of which shall be such Closing Price per share of Common Stock. An adjustment made pursuant to this Section 13(d) shall become effective retroactively to the time immediately after the record date for the determination of shareholders entitled to receive such distribution or issuance.

         (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any holder in connection with the exercise of a Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such holder, the Company will pay to such holder a cash amount in respect of such fractional interest equal to that fractional interest of the then current Closing Price.

         (f) Definition of Closing Price. For the purposes of this Warrant Agreement, "Closing Price" means the closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on The Nasdaq Stock Market or such other over-the-counter quotations system on which such shares of Common Stock are traded or, if not listed or traded on any such exchange or system, the fair market value as reasonably determined by the Board of Directors of the Company or any committee of such Board.

         (g) Definition of Common Stock. Unless the context requires otherwise, all references to Common Stock and Warrant Shares in this Warrant Agreement and in the Warrant Certificates shall, in the event of an adjustment pursuant to this Section 13, be deemed to refer also to any other securities or property then issuable upon exercise of the Warrants as a result of such adjustment. In the event that at any time, as a result of an adjustment made pursuant to this Section 13, securities other than shares of Common Stock are issuable upon exercise of the Warrants, thereafter the number of such other shares so issuable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 13, and all other provisions of this Warrant Agreement with respect to Common Stock shall apply on like terms to any such other shares.

         (h) Threshold Requirement. No adjustment in the Exercise Price or in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such Exercise Price or in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 13(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13 shall be made to the nearest cent and to the nearest one-thousandth of a Warrant Share, as the case may be.

         (i) Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current

Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company or extend the Expiration Date of the Warrants.


Section 14.  Officer's Certificate

    Whenever the number of Warrant Shares that may be purchased upon exercise of the Warrants is adjusted as required by the provisions of this Warrant Agreement, the Company will forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with the Warrant Agent an officer's certificate showing the adjusted number of Warrant Shares that may be purchased upon exercise of the Warrants and the adjusted Exercise Price, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustments and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder.


Section 15.  Notice of Certain Events

    Upon any adjustment of the Exercise Price pursuant to Section 13, the Company shall promptly, but in any event within 20 days thereafter, cause to be mailed to the registered holders of the Warrants, a certificate setting forth the Exercise Price as so adjusted and the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as part of the notice required to be mailed under the other provisions of this Section 15.

    At any time during the period commencing on the date of this Warrant Agreement and ending on the Expiration Date, in the event:

         (a) the Company authorizes the issuance of rights or warrants to subscribe for or purchase shares of Common Stock or any other subscription rights or warrants to all holders of Common Stock; or

         (b) there shall be an adjustment to the Warrants pursuant to Section 13(b) or 13(d) herein;

         (c) of the voluntary or involuntary dissolution, partial dissolution, liquidation or winding-up of the Company.

then the Company will cause to be mailed to the registered holders of the Warrants, at least 20 days before the applicable record or effective date hereinafter specified, a notice stating (A) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions are to be determined or (B) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and (C) the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

    Notwithstanding the foregoing, failure to give notice as required by this Warrant Agreement, shall not affect the validity of the underlying corporate action taken.


Section 16.  Listing on Securities Exchanges; Reservation of Shares

         (a) The Company will use its best efforts to cause all shares of the Common Stock from time to time issuable upon the exercise of the Warrants to be listed on the New York Stock Exchange, and will maintain such listing so long as any other shares of Common Stock are so listed; and the Company shall so list on a national securities exchange or The Nasdaq Stock Market, or such other over-the-counter quotation system, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of the Warrants if and so long as any shares of capital stock of the same class are listed on such national securities exchange or are traded on The Nasdaq Stock Market or such over-the-counter quotation system. Any such listing or quotation will be at the Company's expense.

         (b) The Company will use its best efforts to cause the Warrants to be listed on a national securities exchange or The Nasdaq Stock Market, or such other over-the-counter quotation system on which any Common Stock may at any time be listed. Any such listing or quotation will be at the Company's expense.

         (c) For the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of Warrants, the Company covenants and agrees that it shall, at all times through the Expiration Date, reserve and keep available, or cause to be reserved and available, free from preemptive rights a sufficient number of shares of authorized but unissued Common Stock, the number of Warrant Shares or other securities deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent for the Common Stock hereby is irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock or such other securities as shall be required for such purpose.

         (d) The Company covenants and agrees that it shall take all such action as may be necessary too ensure that all Warrant Shares will at the time of delivery of certificates for such Warrant Shares (subject to payment of the Exercise Price) be duly and validly authorized and issued and fully paid and nonassessable shares, free from any preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Company.


Section 17.  Availability of Information

    The Company shall comply with all applicable public information reporting requirements of the SEC to which it may from time to time be subject.


Section 18.  Duties of Warrant Agent

    The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the delivery of Warrant Certificates except as herein otherwise provided.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement or in the Warrant Certificates to be complied with by the Company.

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

         (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in good faith reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the party or parties.

         (e) The Company agrees (i) to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, (ii) to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Warrant Agreement (other than taxes measured by the Warrant Agent's net income), and (iii) upon request, to advance to the Warrant Agent funds to pay cash in lieu of fractional shares of Common Stock issuable upon exercise of Warrants.

         (e) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interest may appear.

         (f) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

    The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement except for its own negligence, bad faith or willful misconduct.


Section 19.  Merger, Consolidation or Change of Name of Warrant Agent

    Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 20 hereof. If at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, and if at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the predecessor warrant agent and deliver such Warrant Certificates so countersigned; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Warrant Agreement.

    If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersign under its prior name and deliver Warrant Certificates so countersigned; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Warrant Agreement.


Section 20.  Change of Warrant Agent

    The Warrant Agent may resign and be discharged from its duties under this Warrant Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice in writing and sent, postage prepaid, by first class mail to each registered holder of a Warrant at such holder's address appearing in the Warrant Register, specifying a date when such resignation shall take effect, which notice shall be sent at least two weeks prior to the date so specified. If the Warrant Agent shall resign or otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit such holder's Warrant Certificate for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Notwithstanding any provision to the contrary contained herein, the removal or resignation of the Warrant Agent will be effective upon the expiration of the applicable notice period, and in the event a successor has not then been appointed, the Company shall assume the role of Warrant Agent until such time as a successor Warrant Agent has been appointed in accordance with the terms of this Agreement. Any successor Warrant Agent shall be (a) a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital surplus of at least twenty million dollars ($20,000,000) or (b) an affiliate of a corporation described in clause (a) of this sentence. The Company shall cause written notice to be delivered to the registered holders of Warrants notifying such holders of the name and address of any successor Warrant Agent. After appointment the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.


Section 21.  Identity of Transfer Agent

    Forthwith upon the appointment after the date hereof of any subsequent Transfer Agent for shares of the Common Stock, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.


Section 22.  Successors

    All covenants and provisions of this Warrant Agreement by or for the benefit of the Company, the Warrant Agent or the holders of the Warrants shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.


Section 23.  Termination

    This Warrant Agreement shall terminate at 5:00 p.m., Central Standard time, on the Expiration Date or such earlier date upon which all Warrants have been exercised or redeemed, except that the Warrant Agent shall account to the Company for all cash held by it at 5:00 p.m., Central Standard time, on such Expiration Date.


Section 24.  Governing Law

    This Warrant Agreement and each warrant certificate shall be governed by and construed in accordance with the laws of the State of Kansas. The Company irrevocably agrees that all actions or proceedings in any way, manner or respect, arising out of or from or related to this Warrant Agreement shall be litigated in courts having situs within the City of St. Louis, State of Kansas.

Section 24.  Counterparts

    This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.


Section 25.  Headings

    The headings of sections of this Warrant Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


Section 26.  Amendments

    This Warrant Agreement may be amended by the written consent of the Company and the affirmative vote or the written consent of holders holding not less than two-thirds in interest of the then outstanding Warrants; provided, however, that, except as expressly provided herein, this Warrant Agreement may not be amended to change (a) the Exercise Price, (b) the period during which the Warrants may be exercised, (c) the number or type of securities to be issued upon the exercise of the Warrants, or (d) the provisions of this
Section 26, without the consent of each holder of the Warrants.


Section 27.  Notices

    Any notice pursuant to this Warrant Agreement to be given by the Warrant Agent or by the registered holder of any Warrant to the Company shall be given in writing and shall be deemed effectively given upon personal delivery to the Company or upon deposit with the United States Post Office, postage prepaid, registered or certified mail with return receipt requested and addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

    AmVestors Financial Corporation
    415 S.W. Eighth Avenue
    P.O. Box 2039
    Topeka, KS  66601-2039
    Attention:  Mark V. Heitz, President

Any notice pursuant to this Warrant Agreement to be given by the Company or by the registered holder of any Warrant to the Warrant Agent shall be given in writing and shall be deemed effectively given upon personal delivery to the Company or upon deposit with the United States Post Office, postage prepaid, registered or certified mail with return receipt requested and addressed (until another address is filed in writing by the Warrant Agent with the Company or notice of the address of a successor Warrant Agent is given pursuant to this Warrant Agreement) as follows:

    Boatmen's Trust Company
    Corporate Trust Division
    510 Locust Street, Second Floor
    St. Louis, MO 63101
    Attention:  H.E. Bradford

Section 28.  Benefits of This Warrant Agreement

    Nothing in this Warrant Agreement shall be construed to give to any person or corporation, other than the Company, the Warrant Agent and the registered holders of the Warrants, any legal or equitable right, remedy or claim under this Warrant Agreement; but this Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.


    IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed as of the first date written above.


                                      AMVESTORS FINANCIAL CORPORATION

                                      By
                                          -------------------------------------
                                          Name:
                                          Title:

Attest:

By  -------------------------------
    Name:
    Title:


                                      BOATMEN'S TRUST COMPANY

                                      By
                                          -------------------------------------
                                          Name:
                                          Title:

Attest:

By  -------------------------------
    Name:
    Title:

                                    Exhibit A

                           FORM OF WARRANT CERTIFICATE
                           ---------------------------

                                                                      No.  W-__

                           VOID AFTER _________, 2002

                               WARRANT CERTIFICATE
                          FOR PURCHASE OF COMMON STOCK

                         AMVESTORS FINANCIAL CORPORATION

    This certifies that FOR VALUE RECEIVED, _________________________ is the registered holder (the "Registered Holder") of the number of Warrants (the "Warrants") specified above. Each Warrant represented hereby entitles the Registered Holder, but only subject to the terms and conditions set forth herein and in the Warrant Agreement (as hereinafter defined), to purchase one fully paid and nonassessable share (each a "Warrant Share") of Common Stock, no par value (the "Common Stock"), of AmVestors Financial Corporation, a Kansas corporation (the "Company") at any time after issuance through the Expiration Date (as hereinafter defined), upon presentation and surrender of this Warrant Certificate and the Subscription Form on the reverse hereof duly executed at the principal office of Boatmen's Trust Company as Warrant Agent or its successor (the "Warrant Agent"), accompanied by payment of $____ per share of Common Stock (the "Exercise Price") in lawful money of the United States of America by money order or certified or official bank check made payable to the Company.

    This Warrant Certificate and each Warrant represented hereby are issued pursuant to, and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, dated _____________, 1996 (the "Warrant Agreement"), by and between the Company and the Warrant Agent.

    Prior to the Expiration Date, upon the occurrence of certain events provided for in the Warrant Agreement, the Exercise Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

    Each Warrant represented hereby is exercisable at the option of the Registered Holder but no fractional shares of Common Stock will be issued. In the case of the exercise of less then all of the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates, which the Warrant Agent shall countersign, for the balance of such Warrants.

    The "Expiration Date" shall mean __________, 2002, or such earlier date as all of the Warrants shall be exercised or redeemed. No Warrant may be exercised after the 5:00 P.M. (Central Standard time) on the Expiration Date and all rights of the registered holders of the Warrants shall cease after 5:00 P.M., Central Standard time, on the Expiration Date.

    The Warrants have been registered under the Securities Exchange Act of 1934, as amended, pursuant to a registration statement on Form 8-A (Registration No. [__________]) which was declared effective by the Securities and Exchange Commission on [__________], 1996. The Company has agreed to use its best efforts to keep such registration statement in effect until the Expiration Date, or until such earlier time as no Warrants remain outstanding, and to register and qualify the Warrants and the Warrant Shares to be delivered upon exercise of the Warrants under the laws of each jurisdiction in which such registration or qualification is necessary.

    This Warrant Certificate is exchangeable upon surrender hereof by the Registered Holder at the principal office of the Warrant Agent in St. Louis or the principal office of the Company in Topeka for another Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate the number of Warrants evidenced by the Warrant Certificate or Warrant Certificates so surrendered.

    Prior to due presentment for registration or transfer of this Warrant Certificate, the Company and the Warrant Agent shall deem and treat the Registered Holder hereof as the absolute owner of Warrants (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof and for all other purposes and no transfer or exchange will be effective unless made in accordance with Sections 10 and 11 of the Warrant Agreement and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

    This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Kansas.

    This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

    IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.


Dated:
       --------------------------------

                                          AMVESTORS FINANCIAL CORPORATION

                                          By:
                                              ---------------------------------
                                              Name:  Ralph Laster, Jr.
                                              Title:  Chairman
ATTEST:

---------------------------------------
Name:  Lynn F. Hammes
Title:  Secretary


COUNTERSIGNED:

BOATMEN'S TRUST COMPANY,
  as warrant agent

By:
    -----------------------------------
    Authorized Officer

                                SUBSCRIPTION FORM

      To Be Executed by the Registered Holder in Order to Exercise Warrants

    The undersigned Registered Holder hereby irrevocably elects to exercise __________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of
______________________________

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


and be delivered to


                     (PLEASE PRINT OR TYPE NAME AND ADDRESS)

and if such number of exercised Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to the Registered Holder at the address stated below.

    The undersigned represents that the exercise of the Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc., if not solicited by an NASD member, please write "unsolicited" in the space below.

                                  (Name of NASD Member)

Dated:                            X
       -------------------------  ---------------------------------------------
                                  (Signature of Registered Holder)


          (PLEASE PRINT OR TYPE NAME AND ADDRESS OF REGISTERED HOLDER)


                     ---------------------------------------
                     Signature Guarantee Stamp Required Here
                      if Securities are to be Delivered to
                       Person Other Than Registered Holder


                                   ASSIGNMENT

       To Be Executed by the Registered Holder in Order to Assign Warrants

FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF TRANSFEREE


                     (PLEASE PRINT OR TYPE NAME AND ADDRESS)

-------------------------------------------------------------------------------
of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

______________________________________________________________________ Attorney
to transfer the Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                            X
       -------------------------  ---------------------------------------------
                                  (Signature of Registered Holder)


                     ---------------------------------------
                     Signature Guarantee Stamp Required Here


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND ALL REQUIRED SIGNATURE GUARANTEES MUST BE PROVIDED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.